UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 17, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Magellan Health Services, Inc. (the “Company”) announced today that the Company and René Lerer, M.D., Executive Chairman of the Company, have mutually agreed that his service as Executive Chairman and a member of the Board Directors of the Company will end on December 31, 2013. Pursuant to the terms of his employment agreement with the Company, Dr. Lerer’s employment will terminate without cause, as defined in the employment agreement, and he will be entitled to the compensation and benefits as provided in such agreement.  The Board of Directors of the Company has also appointed Barry M. Smith, Chief Executive Officer, as Chairman of the Board effective January 1, 2014 and intends to fill the vacancy created by Dr. Lerer’s departure from the Board.

Item 8.01 Other Events.

On December 17, 2013, the Company issued a press release with respect to its 2014 earnings guidance.  Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated December 17, 2013.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: December 17, 2013	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer